Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas D. Malkoski, Steven O. Cordier and Margaret Von der Schmidt and each of them, severally as attorney-in-fact for him or her in any and all capacities to sign the Annual Report on Form 10-K of Penford Corporation for the fiscal year ended August 31, 2007, and to file such document and any amendments, with exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Date

/s/ William E. Buchholz	October 30, 2007
William E. Buchholz, Director

/s/ Jeffrey T. Cook	October 30, 2007
Jeffrey T. Cook, Director

/s/ R. Randolph Devening	October 30, 2007
R. Randolph Devening, Director

/s/ Paul H. Hatfield	October 30, 2007
Paul H. Hatfield, Director

/s/ John C. Hunter III	October 30, 2007
John C. Hunter III

/s/ Sally G. Narodick	October 30, 2007
Sally G. Naroldick

/s/ James E. Warjone	October 30, 2007
James E. Warjone